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                             UNDERWRITING AGREEMENT



                                TABLE OF CONTENTS
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Underwriting Agreement............................................................................................1

SECTION 1.........................................................................................................1

Description of Securities.........................................................................................1

SECTION 2.........................................................................................................1

Representations and Warranties of the Company.....................................................................1
         2.01.  Registration Statement and Prospectus.............................................................2
         2.02.  Accuracy of Registration Statement and Prospectus.................................................2
         2.03.  Financial Statements..............................................................................3
         2.04.  Independent Public Accountant.....................................................................3
         2.05.  No Material Adverse Change........................................................................3
         2.06.  No Defaults.......................................................................................3
         2.07.  Incorporation and Standing........................................................................4
         2.08.  Legality of Outstanding Stock.....................................................................4
         2.09.  Legality of Stock, Warrants and Representative's Warrants.........................................4
         2.10.  Prior Sales.......................................................................................4
         2.11.  Litigation........................................................................................4
         2.12.  Warrants and Representative's Warrants............................................................5
         2.13.  Finder............................................................................................5
         2.14.  Exhibits..........................................................................................5
         2.15.  Tax Returns.......................................................................................5
         2.16.  Property..........................................................................................5
         2.17.  Patents & Trademarks..............................................................................6
         2.18.  Authority.........................................................................................6
         2.19.  Environmental Laws................................................................................6
         2.20.  ERISA.............................................................................................6
         2.21.  No NASD Affiliation...............................................................................6
         2.22.  Foreign Corrupt Practices Act.....................................................................7

SECTION 3.........................................................................................................7

Purchase and Sale of the Stock....................................................................................7
         3.01.  Purchase of Stock and Over-Allotment Option.......................................................7
         3.01.01.  Default by an Underwriter......................................................................7
         3.01.02.  Liability of Defaulting Underwriter............................................................8
         3.01.03.  Right of Remaining Underwriters................................................................8
         3.02.  Public Offering Price.............................................................................8
         3.02.01.  Payment For Stock..............................................................................8
         3.02.02.  Closing........................................................................................8

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         3.02.03.  Inspection of Certificates.....................................................................9
         3.03.  Sale of Warrants..................................................................................9
         3.04.  Representative's Expense Allowance................................................................9
         3.05.  Representations of the Parties...................................................................10
         3.06.  Post-Closing Information.........................................................................10
         3.07.  Re-Offers By Selected Dealers....................................................................10

SECTION 4........................................................................................................10

Registration Statement and Prospectus............................................................................10

4.01.  Delivery of Registration Statements.......................................................................10
         4.02.  Delivery of Preliminary Prospectus...............................................................10
         4.03.  Delivery of Prospectus...........................................................................11
         4.04.  Further Amendments and Supplements...............................................................11
         4.05.  Use of Prospectus................................................................................11

SECTION 5........................................................................................................12

Covenants of the Company.........................................................................................12
         5.01.  Objection of  Representative to Amendments or Supplements........................................12
         5.02.  Company's Best-Efforts to Cause Registration
                    Statement to Become Effective................................................................12
         5.03.  Preparation and Filing of Amendments and Supplements.............................................12
         5.04.  Blue-Sky Qualification...........................................................................13
         5.05.  Financial Statements.............................................................................13
         5.06.  Reports and Financial Statements to the
                    Representative and Co-Manager................................................................13
         5.07.  Expenses Paid by the Company.....................................................................13
         5.08.  Reports to Shareholders..........................................................................14
         5.09.  Section 11(a) Financials.........................................................................14
         5.10.  Post-Effective Availability of Prospectus........................................................14
         5.11.  Application of Proceeds..........................................................................14
         5.12.  Undertakings of Certain Shareholders.............................................................14
         5.13.  Delivery of Documents............................................................................15
         5.14.  Cooperation With  Representative's Due Diligence.................................................15
         5.15.  No Sale Period...................................................................................15
         5.16.  Appointment of Transfer Agent....................................................................15
         5.17.  Compliance With Conditions Precedent.............................................................15
         5.18.  Filings of Form SR...............................................................................15
         5.19.  Registration Under the Exchange Act..............................................................15
         5.20.  Designation of Member of Company's Board of Directors............................................16
         5.21.  Key Man Insurance................................................................................16
         5.22.  Application to Moody's or Standard & Poors.......................................................16
         5.23.  AMEX Listing.....................................................................................16
         5.24.    Consulting.....................................................................................17

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SECTION 6........................................................................................................17

Indemnification..................................................................................................17
         6.01.  Indemnification By Company.......................................................................17
         6.02.  Indemnification By Underwriters..................................................................18

SECTION 7........................................................................................................19

Effectiveness of Agreement.......................................................................................19

SECTION 8........................................................................................................19

Conditions of the Underwriters' Obligations......................................................................19
         8.01.  Effectiveness of Registration Statement..........................................................19
         8.02.  Accuracy of Registration Statement...............................................................19
         8.03.  Casualty and Other Calamity......................................................................20
         8.04.  Litigation and Other Proceedings.................................................................20
         8.05.  Lack of Material Change and Other Conditions.....................................................20
         8.06.  AMEX Listing Approval............................................................................20
         8.07.  Accountant's Comfort Letter and Update...........................................................20
         8.08.  Review By and Opinion of Underwriter's Counsel...................................................21
         8.09.  Opinion of Counsel...............................................................................21
         8.10.01.  Accountant's Letter...........................................................................23
         8.10.02.  Conformed Copies of Accountant's Letter.......................................................24
         8.11.  Officer's Certificate............................................................................24
         8.12.  Tender of Delivery of Stock......................................................................25
         8.13.  Blue-Sky Qualification...........................................................................25
         8.14.  Approval of Representative's Counsel.............................................................25
         8.15.  Officers' Certificate As a Company Representative................................................25

SECTION 9........................................................................................................25

Termination......................................................................................................25
         9.01.  Termination Because of Non-Compliance............................................................25
         9.02.  Market Out Termination...........................................................................26
         9.03.  Company's Right to Terminate.....................................................................26
         9.04.  Effect of Termination Hereunder..................................................................26

SECTION 10.......................................................................................................26

Underwriter's Representations and Warranties.....................................................................26
         10.01.  Registration as Broker-Dealer and Member of NASD................................................26
         10.02.  No Pending Proceedings..........................................................................27


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SECTION 11.......................................................................................................27

Rights and Obligations...........................................................................................27
         11.01.  Consultation With Representative................................................................27
         11.02.  Exercise of Warrants............................................................................27

SECTION 12.......................................................................................................28

Notice   ........................................................................................................28
         12.01.  Notice to the Company...........................................................................28
         12.02.  Notice to the Underwriters......................................................................28

SECTION 13.......................................................................................................29

Miscellaneous....................................................................................................29
         13.01.  Benefit.........................................................................................29
         13.02.  Survival........................................................................................29
         13.03.  Governing Law...................................................................................29
         13.04.  Underwriters' Information.......................................................................29
         13.05.  Counterparts....................................................................................29
                                    ANNEX A ......................................................................1
         CONSULTING AGREEMENT.....................................................................................1


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                             Underwriting Agreement


Nutmeg Securities, Ltd.
495 Post Road East
Westport, CT 06880

Emerson Bennett & Associates, Inc.
6261 Northwest 6th Way, Suite 207
Fort Lauderdale, FL 33309

Ladies and Gentlemen:

         Bio-Aqua Systems, Inc. and its subsidiaries (the "Company'), a Florida company, of 1900 Glades Road, Suite 351, Boca Raton, Florida, hereby confirms its agreement with the representative of the Underwriters, Nutmeg Securities Ltd. ("Representative"), Emerson Bennett & Associates, Inc. ("Co-Manager") and other members of the Underwriting Group (hereinafter the "Underwriting Group" or "Underwriters") as follows:

                                    SECTION 1
                            Description of Securities

         The Company's authorized and outstanding capitalization when the offering of the securities contemplated hereby is permitted to commence and at the Closing Date (hereinafter defined), will be as set forth in the Registration Statement and Prospectus included therein (hereinafter defined). The Company proposes to issue and sell to the Underwriting Group an aggregate of 1,200,000 Class A Voting Stock par value $.0001 at $5.625 per share ("Stock") and 1,200,000 Redeemable Common Stock Purchase Warrants at $.125 per Warrant ("Warrants") and Redeemable Representative's Warrants entitling Representative to 120,000 shares of Stock at $9.28 and 120,000 warrants at $.206 exercisable for Stock at $12.045 ("Representative's Warrants").The Underwriting Group shall also have an over-allotment option to purchase up to an additional 180,000 shares of Class A Common Stock and 180,000 Warrants at initial public offering minus the Underwriter's discount as provided in Section 3.01 hereof.

                                    SECTION 2
                  Representations and Warranties of the Company

         In order to induce the Underwriting Group to enter into this Agreement the Company hereby represents and warrants to and agrees with the Underwriting Group as follows:

         2.01. Registration Statement and Prospectus. A registration statement on Form SB-2 (File No. 33-81829) (the "Registration Statement") with respect to the Stock and Warrants, including the related Prospectus, copies of which have heretofore been

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delivered by the Company to the Underwriter, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "'Commission") thereunder, and said Registration Statement has been filed with the Commission under the Act; one or more amendments to said Registration Statement, copies of which have heretofore been delivered to the Representative, has or have heretofore been filed; and the Company may file on or prior to the effective date additional amendments to said Registration Statement, including the final Prospectus. Included in such Registration Statement of the Company's Common Stock, are which shares are reserved against exercise of the Underwriter's Warrants to be granted by the Company, as more particularly described hereinafter.

         As used in this Agreement: the term "Registration Statement" refers to and means said Registration Statement on Form SB-2 and all amendments thereto, including the Prospectus, all exhibits and financial statements, as it becomes effective; the term "Prospectus" refers to and means the Prospectus included in the Registration Statement when it becomes effective; and the term "Preliminary Prospectus" refers to and means any prospectus included in said Registration Statement before it becomes effective. The terms "Effective Date" and "Effective" refer to the date the Commission declares the Registration Statement filed with the Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") effective pursuant to Section 8 of the Act.

         2.02. Accuracy of Registration Statement and Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Stock and Warrants, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and the applicable Rules and Regulations of the Commission thereunder, and to the best of the Company's knowledge, has not included at the time of filing any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading. When the Registration Statement becomes Effective and on the Closing Date (as hereinafter defined), the Registration Statement and Prospectus, and any further amendments or supplements thereto, will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations for the purposes of the proposed public offering of the Stock and Warrants, and all statements of material fact contained in the Registration Statement and Prospectus will be true and correct, and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein necessary to make the statements therein not misleading; provided, however, the Company does not make any representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon written information furnished by the Representative on behalf of the Underwriters specifically for use therein.


         2.03. Financial Statements. The financial statements of the Company together with related schedules and notes as set forth in the Registration Statement and Prospectus will present fairly the financial position of the Company and the results of its operations and

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the changes in its financial position at the respective dates and for the respective periods for which they apply; such financial statements have been prepared in accordance with generally accepted principles of accounting consistently applied throughout the periods concerned except as otherwise stated therein or with respect to quarterly periods, normal recurring adjustments.


         2.04. Independent Public Accountant. Spear, Safer, Harmon & Co., P.A. , which has certified, or shall certify, certain of the financial statements filed, or to be filed, with the Commission as part of the Registration Statement and Prospectus, are independent certified public accountants within the meaning of the Act and the Rules and Regulations.

         2.05. No Material Adverse Change. Except as may be reflected in or contemplated by the Registration Statement or the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and Prospectus, and prior to the Closing Date, (i) there shall not be any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; (ii) there shall not have been any material transaction entered into by the Company or its subsidiaries other than transactions in the ordinary course of business; (iii) neither the Company nor any of its subsidiaries shall have incurred any material obligations, contingent or otherwise, which are not disclosed in the Prospectus; (iv) there shall not have been, nor will there be, any change in the capital stock or long-term debt (except current payments) of the Company; (v) the Company has not, and will not, have paid or declared any dividends or other distributions on its common stock; and (vi) there are no currency exchange control laws or withholding taxes of any applicable country which govern the payment of dividends on the stock of the Company or the stock of any of the subsidiaries of the Company except as set forth in the Prospectus and Registration Statement.


         2.06. No Defaults. Neither the Company nor any of its subsidiaries is in any default which has not been waived in the performance of any material obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation, as amended, or bylaws of the Company, any note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act or under the blue sky or securities laws of any state or jurisdiction.



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         2.07. Incorporation and Standing. The Company is, and at the Closing
Date will be, duly incorporated and validly existing in good standing as a corporation under the laws of the State of Florida and the Company and/or its subsidiaries is duly is authorized to do business in all other states and applicable foreign jurisdictions, including Chile^, with authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus, and with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Registration Statement and Prospectus; the Company has full power and authority to enter into this Agreement; and the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification except where failure to so qualify would not have a material adverse effect on the Company. The Company has no subsidiaries other than as shown in Exhibit 21 to the Registration Statement.

         2.08. Legality of Outstanding Stock. The outstanding common stock of the Company has been duly and validly authorized, issued and is fully paid and non-assessable and will conform in all material respect to all statements with regard thereto contained in the Registration Statement and Prospectus. No sales of securities have been made by the Company in violation of the registration provisions of the Securities Act of 1933.

          2.09. Legality of Stock, Warrants and Representative's Warrants. The Stock, Warrants, and Representative's Warrants have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable. The Stock, Warrants, and Representative's Warrants upon issuance will not be subject to the preemptive rights of any shareholders of the Company. The Warrants and Representative's Warrants when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with the terms thereof subject to bankruptcy, insolvency, auditors' rights generally and equitable principles of law. A sufficient number of shares of Common Stock and Warrants have been reserved for issuance upon exercise of the Warrants and Representative's Warrants. The Stock, Warrants, and Representative's Warrants will conform to all statements with regard thereto in the Registration Statement and Prospectus.


         2.10. Prior Sales. No securities of the Company, of an affiliate or of a predecessor of the Company have been sold within one year prior to the date hereof, except as set out in the Registration Statement.

         2.11. Litigation. Except as set forth in the Registration Statement and Prospectus, there is, and at the Closing Date there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in

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the condition (financial or otherwise), the business or the prospects of the
Company, or would materially affect the properties or assets of the Company.


         2.12. Warrants and Representative's Warrants. Upon delivery of and payment for the Warrants and Representative's Warrants to be sold by and to the Company as set forth in Section 3.03 of this Agreement, the Underwriter and the Underwriter's designees will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims whatsoever, except for any encumbrances imposed under Securities laws or as contained in this Agreement; and the Company will have on the Effective Date of the Registration Statement and at the time of delivery of such Warrants or Representative's Warrants full legal right and power and all authorization and approval required by law to sell, transfer and deliver such Warrants or Representative's Warrants in the manner provided hereunder subject to certain "lock up" provisions set forth in the Registration Statement and Prospectus.


         2.13. Finder. The Company knows of no outstanding claims for services in the nature of a finder's fee or origination fee with respect to the sale of the Stock and Warrants hereunder resulting from its acts for which the Representative may be responsible.


         2.14. Exhibits. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed and each contract to which the Company or any of its subsidiaries is a party and to which reference is made in the Prospectus has been duly and validly executed, is or will be at the Effective Date, in full force and effect in all material respects in accordance with their respective terms, including but not limited to the Employment Agreement between the Company and Max Rutman, Exhibit No. 10.10, the Employment Agreement between Guillermo Quiroz and the Company, Exhibit No. 10.11, and the various distribution and licensing agreements in Exhibits 10.2-10.8, and none of such contracts have been assigned by the Company; and the Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts.


         2.15. Tax Returns. The Company has filed all federal and state tax returns which are required to be filed by it and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. The Company has filed all tax returns required by it in any foreign jurisdictions. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.


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         2.16. Property. Except as otherwise set forth in or contemplated by the
Registration Statement and Prospectus, the Company has good title, free and clear of all liens, encumbrances and defects, except liens for current taxes not due and payable, to all property and assets which are described in the Registration Statement and the Prospectus as being owned by the Company, subject only to such exceptions as are not material and do not adversely affect the present or prospective business of the Company.

         2.17. Patents & Trademarks. Except as disclosed in the Registration Statement or Prospectus, the Company has sufficient licenses, permits and other governmental authorizations currently necessary for the conduct of its business or the ownership of its properties as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such business and had not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company are in violation of, or cause the Company to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a material adverse effect.

         2.18. Authority. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and this Agreement is the valid, binding and legally enforceable obligation of the Company.

         2.19. Environmental Laws. Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law relating to the protection of human health and safety, the environmental or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), or incurred costs or liabilities associated with these Environmental Laws, except for such violations which singly or in the aggregate would not have a material adverse effect on the business, prospects, financial condition or results of the Company and its subsidiaries taken as a whole.

         2.20. ERISA. Neither the Company nor any of its subsidiaries has violated any provisions or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, in each case that is applicable to the Company or such subsidiary, except for such violations which singly or in the aggregate would not have a material adverse effect on the business, ^financial condition or results of the Company and its subsidiaries taken as a whole.

         2.21. No NASD Affiliation. Except as previously disclosed in writing by the Company to the Representative, no officer, director or 10% stockholder of the company has any National Association of Securities Dealers, Inc. (the "NASD") affiliation.


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         2.22. Foreign Corrupt Practices Act. The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                                    SECTION 3
                         Purchase and Sale of the Stock


         3.01. Purchase of Stock and Over-Allotment Option. The Company hereby agrees to sell to members of the Underwriting Group named in Schedule I hereto (for all of whom the Representative is acting), severally and not jointly, and each member of the Underwriting Group, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, severally and not jointly, the number of shares of Stock set forth opposite their respective names in Schedule I hereto at a purchase price of $5.625 per share, less the underwriting discounts, and the number of Warrants set forth opposite their respective names in Schedule I hereto at a purchase price of $.125 per Warrant, less the underwriting discounts. The Representative is also granted Representative's Warrants entitling them to purchase 120,000 Warrants ^at a purchase price of $.001, entitling the Representative to 120,000 shares of Stock at $9.28 per share of Stock, and 120,000 warrants exercisable at a price of $.206 per Warrant. These warrants are exercisable for Stock at $12.045 per share for five years following the Effective Date subject to a twelve month lock-up. Pursuant to NASD Rule 2710(c)(7)(A) the Representative Warrants and warrants acquired by the Representative and Co-Manager will be restricted from sale, transfer, assignment, or hypothecation for a period of one year from the Effective Date of the Registration Statement except to officers or members of the Representative or Co-Manager and members of the selling group and/or their officers or partners.


         The Company hereby grants to the Representative an over allotment option (the "Over- allotment Option") for a period of forty-five days after the Effective Date to purchase at the initial public offering price of $5.625 per share up to 180,000 additional shares of Stock and 180,000 Warrants at $.125 per Warrant, less the underwriting discounts, in order to cover over-allotments.

         3.01.01. Default by an Underwriter. If any of the Underwriters shall fail to purchase the entire number of shares of Stock and Warrants set opposite its name in Schedule I hereto, and such failure to purchase shall constitute a default by such Underwriter in the performance of its obligations under this Agreement, the remaining Underwriters shall have the right and shall be obligated to take up and pay for (in the respective proportions which the number of shares of Stock and Warrants set opposite the

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names of the several remaining Underwriters bears to the aggregate number of shares of Stock and Warrants set opposite the names of all the remaining Underwriters) the entire amount of shares of Stock and Warrants which the defaulting Underwriter agreed but failed to purchase, provided, however, that the aggregate amount of all such increases for all non-defaulting Underwriters shall not exceed 120,000 shares of Stock or 120,000 Warrants and provided, further, that in the event that such additional shares of Stock or Warrants shall exceed the foregoing maximum, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the entire amount (but not less than all) of remaining shares of Stock or Warrants which all defaulting Underwriters agreed but failed to purchase.

         3.01.02. Liability of Defaulting Underwriter. Nothing contained in this
Section 3.01 shall relieve any defaulting Underwriter of its liability, if any, to the Company or to the remaining Underwriters for damages occasioned by its default hereunder.

         3.01.03. Right of Remaining Underwriters. If any of the Underwriters shall fail to purchase the entire number of shares of Stock and Warrants set opposite its name and such failure to purchase shall not constitute a default by such Underwriter in the performance of its obligations under this Agreement, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as in be agreed upon among them) the entire amount (but not less than all) of the shares of Stock and Warrants which all withdrawing Underwriters agreed but failed to purchase.

         3.02. Public Offering Price. After the Commission notifies the Company that the Registration Statement has become Effective, the Underwriters propose to offer the Stock to the public at a public offering price of $5.625 per share, and the Warrants at $.125 per Warrant, as set forth in the Prospectus. The Underwriters may allow a discount of $.5625 upon sales of Stock and $.0125 upon sales of Warrants to selected dealers as may be determined from time to time by the Representative.


         3.02.01. Payment For Stock. Payment for the Stock and Warrants (including the Over-allotment Option Stock and Warrants) which the Underwriters agree to purchase shall be made to the Company or its order by wire transfer, certified or official bank check or checks (in immediately available funds), in the amount of the purchase price by or on behalf of the Representative at the offices of the Representative in Westport, Connecticut, upon delivery to the Representative of certificates for shares and Warrants in definitive form in such numbers and registered in such names as the Representative requests in writing at least one full business day prior to such delivery.


         3.02.02. Closing. The time and date of delivery and payment hereunder is herein called the "Closing Date" and shall take place at the office of the Representative at 495 Post Road East, Westport, Connecticut 06880, or at such other place that shall be agreed upon by the Company and the Underwriters, on the third business day following the effective date of this Agreement(unless postponed in accordance with Section 9) or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company. Should the Representative elect to exercise any part of the Over-allotment Option pursuant to Section 3.01 herein above, the time and date of delivery and payment for said over-allotment Stock and Warrants shall be as mutually agreed, but not later than the 45th calendar day after the Effective Date. Said date is hereinafter referred to, as the "Over-Allotment Closing Date."

         3.02.03. Inspection of Certificates. For the purpose of expediting the checking and packaging of the certificates for Stocks and Warrants, the Company agrees to make the certificates available for inspection by the Representative at the office of the Representative, set forth above in Westport, Connecticut at least one full business day prior to the proposed delivery date.

         3.03. Sale of Warrants. The Company will sell and deliver to the Representative, at a purchase price of $0.125 per Warrant less the underwriting discounts, 1,200,000 Warrants, dated on the Closing Date, substantially in the form of Exhibit A, attached hereto and by this reference incorporated herein, evidencing the right of the Representative to purchase 1,200,000 shares of Stock at the price of $5.625 per share and upon the terms and conditions provided in the Warrants. The Company shall not be obligated to sell and deliver the Warrants, and the Underwriter will not be obligated to purchase and pay for the Warrants, except upon payment for the shares pursuant to Subsection 3.02.01 hereof.

         The Representative may purchase for nominal consideration, at the closing of the sale of all the Stock and Warrants contemplated by this Underwriting Agreement, Representative's Warrants entitling Representative to 120,000 shares of Stock and 120,000 Warrants, which shall not be exercisable or transferable for a twelve month period following the Effective Date. The Representative's Warrants shall be exercisable for a period of five years at $9.28 per share of Stock and $.206 per Warrant exercisable for Stock at $12.045, upon the terms and conditions provided in the Representative's Warrants. The Company shall not be obligated to sell and deliver the Representative's Warrants, and the Representative will not be obligated to purchase and pay for the Representative's Warrants, except upon payment for the shares pursuant to Subsection 3.02.01 hereof.

         3.04. Representative's Expense Allowance. It is understood that the Company shall reimburse the Representative and Co-Manager for its expenses on a non-accountable basis in the total amount of 3% of the gross proceeds from the offering, including proceeds from the sale of the over-allotment shares, if exercised. At the Closing and, if applicable, on the Over-Allotment Closing Date, the Company shall pay to the Representative and Co-Manager the unpaid balance of such allowance to defray the expenses incurred by the Representative and Co-Manager in connection with the offering. The Representative shall be solely responsible for all expenses incurred by it in connection with the offering including, but not limited to, the expenses of its own counsel except as set forth in subsection 5.07 hereof.

         3.05. Representations of the Parties. The parties hereto respectively represent that as of the Closing Date the representations herein contained and the statements contained in all the certificates theretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

         3.06. Post-Closing Information. The Representative covenants that reasonably promptly after the Closing Date, it will supply the Company with all information required from the Underwriters for the completion of any applicable forms and such additional information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Stock and Warrants have been qualified for sale.

         3.07. Re-Offers By Selected Dealers. On each sale by the Underwriters of any of the Stock to selected dealers, the Representative shall require the selected dealer purchasing any such Stock to agree to re-offer the same on the terms and conditions of the offering set forth in the Registration Statement and Prospectus.

                                    SECTION 4
                      Registration Statement and Prospectus

         4.01. Delivery of Registration Statements. The Company shall deliver to the Representative without charge two signed copies of the Registration Statement, including all financial statements and exhibits filed therewith and any amendments or supplements thereto, and shall deliver without charge to the Representative five conformed copies of the Registration Statement and any amendment or supplement thereto, including such financial statements and exhibits. The signed copies of the Registration Statement so furnished to the Representative will include signed copies of any and all consents and certificates of the independent public accountant certifying to the financial statements included in the Registration Statement and Prospectus and signed copies of any and all consents and certificates of any other persons whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified, or reviewed any part thereof.

         4.02. Delivery of Preliminary Prospectus. The Company will deliver to the Representative, without charge, as many copies of each Preliminary Prospectus filed with the Commission bearing in red ink the statement required by Regulation S-B Item 501(6) and (7) as may be required by the Underwriters. The Company consents to the use of such documents by the Underwriters and by dealers prior to the Effective Date of the Registration Statement. The Company will deliver at its expense such copies of the Preliminary Prospectus as the Representative may deem necessary in order to recirculate the Preliminary Prospectus and/or to permit compliance with the provisions of Rule 15c2- 11. For purposes of the paragraph, the term "Preliminary Prospectus" shall be deemed to include after the Effective Date of the Registration Statement a Rule 430A subject to completion prospectus and the Company will deliver to the Representative, after the effective date at its expense such copies of the Rule 430A prospectus subject to completion as the Representative deems necessary in connection with the offering.

         4.03. Delivery of Prospectus. The Company will deliver, at its expense, as many printed copies of the Prospectus as the Underwriter may require for the purposes contemplated by this Agreement and shall deliver said printed copies of the Prospectus to the Representative as soon as practicable on effectiveness of this Agreement, but in no event more than one business day after the effective date of this Agreement. The Company will deliver such additional copies at its expense as may be necessary to permit dealers to comply with the requirements of Rule 174. If the Representative determines to use a Term Sheet together with a prospectus subject to completion in accordance with Rule 434 to satisfy the delivery of prospectus requirement, the Company shall furnish the Representative with such number of copies of the Term Sheet meeting the requirements of Rule 434 and will file such number of copies with the Commission as required by Rule 424(b) to permit the Representative to deliver the final prospectus to purchasers in the offering in this manner.

         4.04. Further Amendments and Supplements. If, during such period of time as in the opinion of the Representative or its counsel a Prospectus relating to this financing is required to be delivered under the Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading, or if it is necessary at any time after the Effective Date of the Registration Statement to amend or supplement the Prospectus to comply with the Act, the Company will forthwith notify the Representative thereof and prepare and file with the Commission such further amendment to the Registration Statement or supplemental or amended Prospectus as may be required and furnish and deliver to the Representative and to others whose names and addresses are designated by the Representative, all at the cost of the Company, the number of copies of the amended or supplemented Prospectus designated by the Representative, which is so amended or supplemented to not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser or prospective purchaser, and which will comply in all respects with the Act.

         4.05. Use of Prospectus. The Company authorizes the Underwriters in connection with the distribution of the Stock and Warrants and all dealers to whom any of the Stock and Warrants may be sold by the Underwriters to use the Prospectus as from time to time amended or supplemented, in connection with the offering and sale of the Stock and Warrants, and in accordance with the applicable provisions of the Act and the applicable Rules and Regulations and applicable state blue sky or securities laws.

                                    SECTION 5
                            Covenants of the Company

         The Company covenants and agrees with the Underwriters that:

         5.01. Objection of Representative to Amendments or Supplements. After the date hereof, the Company will not at any time, whether before or after the Effective Date of the Registration Statement, file any amendment or supplement to the Registration Statement or Prospectus, unless and until a copy of such amendment or supplement has been previously furnished to the Representative within a reasonable time period prior to the proposed filing thereof, or of which the Representative or counsel for the Representative has reasonably objected to, in writing, on the ground that such amendment or supplement is not in compliance with the Act or the Rules and Regulations.

         5.02. Company's Best-Efforts to Cause Registration Statement to Become Effective. The Company will use its best efforts to cause the Registration Statement and any post-effective amendment subsequently filed, to become effective as promptly as reasonably practicable and will promptly advise the Representative, and will confirm such advice in writing (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become Effective and when any amendment of or supplement to the Prospectus shall be filed with the Commission; (ii) when the Commission shall make a request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof; and (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the Act or of the initiation of any proceedings for that purpose; (iv) of the happening of any event which in the judgment of the Company makes any material statement in the Registration Statement or Prospectus untrue or which requires the making of any changes in the Registration Statement or Prospectus in order to make the statements therein not misleading; and (v) of the refusal to qualify or the suspension of the qualification of the Stock and Warrants for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such order or of any order preventing or suspending such use, to prevent any such refusal to qualify or any such suspension, and to obtain as soon as possible a lifting of any such order, the reversal of any such refusal and the termination of any such suspension.

         5.03. Preparation and Filing of Amendments and Supplements. The Company will prepare and file promptly with the Commission, upon request of the Representative, such amendments or supplements to the Registration Statement or Prospectus, in form satisfactory to counsel to the Company, as in the opinion of counsel to the Representative and of counsel to the Company, may be necessary in connection with the offering or distribution of the Stock and Warrants and will use its best efforts to cause the same to become effective as promptly as possible.

         5.04. Blue-Sky Qualification. The Company will, when and as requested by the Representative and Co-Manager, use reasonable efforts to qualify the Stock and Warrants or such part thereof as the Representative and Co-Manager may determine for sale under the so-called blue sky laws of the State of Florida, and of so many other states as the Representative may reasonably request, and to continue such qualification in effect so long as required for the purposes of the distribution of the Stock and Warrants.

         5.05. Financial Statements. The Company at its own expense will prepare and give and will continue to give such financial statements and other information to and as may be required by the Commission, or the proper public bodies of the states in which the Stock and Warrants may be qualified.


         5.06. Reports and Financial Statements to the Representative and Co-Manager. During the period of five years from the Closing Date, the Company will deliver to the Representative and Co-Manager, copies of each annual report of the Company and (i) within 105 days after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries, if any, on a consolidated basis, and a similar financial report of all unconsolidated subsidiaries, if any, all such reports to include a balance sheet as of the end of the preceding fiscal year, an income statement, a statement of changes in financial condition and an analysis of shareholders' equity covering such fiscal year, and all to be in reasonable detail and certified by independent public accountants for the Company; (ii) within 50 days after the end of each quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies of the consolidated income statement and statement of changes in financial condition for that period, and the balance sheet as of the end of that period of the Company and its subsidiaries, if any, and the income statement, statement of changes in financial condition and the balance sheet of each unconsolidated subsidiary, if any, of the Company for that period, all subject to year-end adjustment, certified by the principal financial or accounting officer of the Company; (iii) copies of all other statements, documents, or other information which the Company shall mail or otherwise make available to any class of its security holders, or shall file with the Commission; and (iv) upon request in writing from the Underwriter, furnish to the Underwriter such other information as may reasonably be requested and which may be properly disclosed to the Representative with reference to the property, business and affairs of the Company and its subsidiaries, if any.


         5.07. Expenses Paid by the Company. The Company will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement including: all expenses incident to the authorization of the Stock and Warrants and their issue and delivery to the Representative; any original issue taxes in connection therewith; all transfer taxes, if any, incident to the initial sale of the Stock and Warrants to the public; the Blue Sky fees and expenses of the Representative's and Co-Manager's counsel and accountants; the costs and expenses incident to the preparation, printing and filing under the Act and with the

National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto; the cost of printing, reproducing and filing all exhibits to the Registration Statement, the underwriting documents and the Selected Dealers Agreement, the cost of printing and furnishing to the Representative copies of the Registration Statement and copies of the Prospectus as herein provided; and, the cost of qualifying the Stock and Warrants under the state securities or Blue Sky laws as provided in Section 5.04 herein, including expenses and disbursements of the Representative and the Co-Manager incurred in connection with such qualification.

         5.08. Reports to Shareholders. During the period of five years from the Closing Date, the Company will, as promptly as possible, not to exceed 120 days, after each annual fiscal period render and distribute reports to its shareholders which will include audited statements of its operations and changes of financial position during such period and its balance sheet as of the end of such period, as to which statements the Company's independent certified public accountants shall have rendered an opinion.

         5.09. Section 11(a) Financials. The Company will make generally available to its security holders and will deliver to the Representative and the Co-Manager, as soon as practicable, but in no event later than the first day of the sixteenth full calendar month following the Effective Date of the Registration Statement, an earnings statement (as to which no opinion need be rendered but which will satisfy the provisions of Section 11(a) of the Act) covering a period of at least 12 months beginning after the Effective Date of the Registration Statement.

         5.10. Post-Effective Availability of Prospectus. Within the time during which the Prospectus is required to be delivered under the Act, the Company will comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be in force, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealings in the Stock and Warrants.


         5.11. Application of Proceeds. The Company will apply the net proceeds from the sale of the Stock and Warrants substantially in the manner set forth in the Registration Statement and Prospectus. No NASD member shall receive 10% or more of the net proceeds.


         5.12. Undertakings of Certain Shareholders. The Company will deliver to the Representative, prior to or simultaneously with the execution of this Agreement, the undertaking of each officer, director, and each employee of the Company who owns 5% or more of shares of the Company (based on the number of shares to be outstanding prior to the completion of the offering) that such person shall not directly or indirectly offer or sell to the public any portion of the shares of common stock owned prior to the effective date of this Agreement or hereafter acquired by exercise of an option for a period of twenty-four months or privately for a period of twelve months from the Effective Date of the Registration Statement without the Representative's prior written consent.

         5.13. Delivery of Documents. At the Closing, the Company will deliver to the Representative true and correct copies of the articles of incorporation and certificate of incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of State of the State of Florida; true and correct copies of the bylaws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held prior to the Closing Date which in any way relate to the subject matter of this Agreement; and true and correct copies of all material contracts to which the Company is a part, other than contracts for the sale of products or services in the normal course of business.

         5.14. Cooperation With Representative's Due Diligence. At all times prior to the Closing Date, the Company will cooperate with the Representative and the Co- Manager in such investigation as the Representative may make, or cause to be, made of all the properties, business and operations of the Company in connection with the purchase and public offering of the Stock and Warrants, and the Company will make available to the Representative in connection therewith such information in its possession as the Representative and the Co-Manager may reasonably request.

         5.15. No Sale Period. No offering, sale or other disposition of any common stock, equity or long-term debt will be made within one year after the Effective Date of the Prospectus, directly or indirectly, by the Company, otherwise than hereunder or with the Representative's consent.

         5.16. Appointment of Transfer Agent. The Company has appointed American Stock Transfer Trust Company as Transfer Agent for the Stock and Warrants subject to the Closing. The Company will not change or terminate such appointment for a period of three years from the Effective Date without first obtaining the written consent of the Representative, which consent shall not be unreasonably withheld.

         5.17. Compliance With Conditions Precedent. The Company will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriters in Section 8 hereof.


         5.18. Intentionally left blank.


         5.19. Registration Under the Exchange Act. The Company shall, within 90 days after the Effective Date, register the class of equity securities which constitutes the Stock and Warrants by filing with the Securities and Exchange Commission a Registration Statement (and such copies thereof as the Commission may require) with respect to such securities, containing such information and documents as the Commission may specify comparable to that which is required in an application to register a security pursuant to subsection (g) of Section 12 of the Act, as amended.

         5.20. Designation of Member of Company's Board of Directors. The Representative and the Co-Manager shall have the right to designate as a member of the Board of Directors or at the Representative's option, an individual to attend the meetings of the Board of Directors of the Company for a period of three years after the Effective Date. The attending individual shall not be compensated for attendance in excess of any fee paid to any other members of the Board of Directors.


         5.21. Key Man Insurance. The Company as of the Effective Date, will use its best efforts and in good faith attempt to obtain one million dollar ($1,000,000) key man life insurance policy, from a qualified insurance company, on Max Rutman the Chief Executive Officer, President and Chairman of the Board of the Company , for which the Company will be the beneficiary. The Company will use its best efforts to maintain such insurance for 5 years from Effective Date.


         5.22. Application to Moody's or Standard & Poors. The Company shall, within 120 days after the Effective Date, apply for listing in either Moody's Over-the-Counter Manual or Standard & Poors and shall use its best efforts to have the Company listed in such manual.

         5.23. AMEX Listing. For a period of five years from the Effective Date of the Registration Statement, the Company will use its best efforts at its cost and expense to effect and maintain the quotation of the Stock and Warrants on the American Stock Exchange and will file with the American Stock Exchange all documents and notices required by the American Stock Exchange for companies that have securities that are traded in the over the counter market and quotations for which are reported by the American Stock Exchange.

**** 5.24. Consulting. The Company has agreed to engage the Representative and the Co-Manager as a consultant for a period of two (2) years from the closing of the offering at a fee of $60,000 per annum payable to each of the Representative and the Co- Manager commencing on the Effective Date and continuing for a period of twenty-four consecutive months. The Representative and the Co-Manager agree to provide (1) general financial consulting services and advice pertaining to the Company's business affairs, (2) assistance in developing, studying and evaluating financing and capital structure, (3) merger and acquisition activity,
(4) reports and studies, and (5) negotiations pertaining to the above. The Company shall execute and deliver to the Representative and Co-Manager a Financial Consulting Agreement, in form attached as Annex A.

                                    SECTION 6
                                 Indemnification

         6.01. Indemnification By Company. The Company agrees to indemnify and hold harmless the Underwriters and each person who controls any underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any application or other document filed in order to qualify the Stock and Warrants under the blue sky or securities laws of the states where filings were made, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this subsection 6.01 shall not apply to amounts paid in settlement of any such litigation if such settlements are effected without the consent of the Company, nor shall it apply to the Underwriter or any person controlling the Underwriters in respect of any such losses, claims, damages, liabilities or actions arising out of or based upon any such untrue statements or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information peculiarly within the knowledge of the Underwriter and furnished in writing to the Company by the Underwriter specifically for use in connection with the preparation of the Registration Statement and Prospectus or any such amendment or supplement thereto. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the Underwriters. The Underwriters agree within ten days after the receipt by them of written notice of the commencement of any action against them or against any person controlling them as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this subsection 6.01 to notify the Company in writing of the commencement thereof. The failure of the Underwriters so to notify the Company of any such action shall relieve the Company from any liability which it may have to the Underwriters or any person controlling them as aforesaid on account of the indemnity agreement contained in this subsection 6.01, but shall not relieve the Company from any other liability which it may have to the Underwriters or such controlling person. In case any such action shall be brought against the Underwriters or any such controlling person and the Underwriters shall notify the Company of the commencement thereof, the Company shall be entitled to participate in

(and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Representative or such controlling person or persons, defendant or defendants in such litigation. The Company agrees to notify the Representative and the Co-Manager promptly of commencement of any litigation or proceedings against it or any of its officers or directors, of which it may be advised, in connection with the issue and sale of any of its securities and to furnish to the Representative and the Co-Manager, at its request, copies of all pleadings therein and permit the Representative and the Co-Manager to be an observer therein and appraise the Representative and the Co-Manager of all developments therein, all at the Company's expense. Provided, however, that in no event shall the indemnification agreement contained in this
Section 6.01 inure to the benefit of the Representative (or any person controlling the Representative) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Stock and Warrants upon the public offering to any person by such Representative if such losses, claims, damages, liabilities or actions arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission in a Preliminary Prospectus and if the Prospectus shall correct the untrue statement or omission or the alleged untrue statement or omission which is the basis of the loss, claim, damage, liability or action for which indemnification is sought and a copy of the Prospectus had not been sent or given to such person at or prior to the confirmation of such sale to him in any case where such delivery is required by the Securities Act, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 4.03 hereof.

         6.02. Indemnification By Underwriters. The Underwriters severally agree, to the extent of and only to the extent of their commitment pursuant to
Schedule I, in the same manner as set forth in subsection 6.01 above, to indemnify and hold harmless the Company, the directors of the Company and each person, if any, who controls the Company with respect to any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or any application or other document filed in any state or jurisdiction in order to qualify the Stock and Warrants under the blue sky or securities laws thereof, or any information furnished pursuant to Section 3.05 hereof, if such statement or omission was made in reliance upon information peculiarly within its knowledge and furnished in writing to the Company by the Representative on its behalf specifically for use in connection with the preparation thereof or supplement thereto. The Underwriters shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without the consent of the Representative. In case of commencement of any action in respect of which indemnity may be sought from the Underwriters on account of the indemnity agreement contained in this subsection 6.02, each person agreed to be indemnified by the Underwriters shall have the same obligation to notify the Underwriters as the Underwriters have toward the Company in subsection 6.01 above, subject to the same loss of indemnity in the event such notice is not given, and the Underwriters shall have the same right to participate in (and, to the extent that they shall wish, to direct) the defense of such action at their own expense, but such defense shall be conducted by counsel of recognized standing and satisfactory to the Company. The Underwriters agree to notify the Company promptly of the commencement of any litigation or proceeding against the Underwriters or against any such controlling person, of which it may be advised, in connection with the issue and sale of any of the securities of the Company, and furnish to the Company at its request copies of all pleadings therein and apprize it of all the developments therein, all at the Company's expense, and permit the Company to be an observer therein.

                                    SECTION 7
                           Effectiveness of Agreement

         This Agreement shall become effective upon release by the Representative of the Stock and Warrants for offering after the Effective Date. The time of the release by the Representative of the Stock and Warrants for offering, for the purposes of this Section 7, shall mean the time of the release by the Representative of the Stock and Warrants for public sale pursuant to the Registration Statement. The Representative agrees to notify the Company immediately after the Representative shall have released the Stock and Warrants, that this Agreement has become effective. This Agreement shall nevertheless, become effective at such time earlier than the time specified above, after the Effective Date, as the Representative may determine by notice to the Company.

                                    SECTION 8
                   Conditions of the Underwriters' Obligations

         The Underwriters' obligations hereunder to purchase the Stock and Warrants and to make payment to the Company hereunder on the Closing Date shall be subject to the accuracy, as of the Closing Date, of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

         8.01. Effectiveness of Registration Statement. The Registration Statement shall have become effective on or prior to 12:00 Noon EST time, on the Effective Date hereof, or such later date as the Underwriter may agree to. On or prior to the Closing Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement or the Prospectus nor any amendment thereto shall have been filed to which counsel to the Representative shall have reasonably objected in writing or have not given their consent.

         8.02. Accuracy of Registration Statement. The Representative shall not have disclosed in writing to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Representative, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.


         8.03. Casualty and Other Calamity. Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or property considered as an entire entity, whether or not such loss is covered by insurance and ^the President of the Company ^of the Company shall not have suffered any injury or disability of a nature which would materially adversely affect his ability to properly function as an officer and director of the Company.


         8.04. Litigation and Other Proceedings. Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, patents, operations or financial condition or income of the Company considered as an entity.

         8.05. Lack of Material Change and Other Conditions. Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the date of the last audited balance sheet included in the Registration Statement and prior to the Closing Date, the Company (A) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the last audited balance sheet included in the Registration Statement, (B) except in the ordinary course of its business, the Company shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise.


         8.06. AMEX Listing Approval. The American Stock Exchange shall have approved the Company's listing application under the symbols "SEA" for the Stock and "SEAW" for the Warrants.


         8.07. Accountant's Comfort Letter and Update. At the Closing the Representative shall have received from Spear, Safer, Harmon & Co. a letter dated such date, in form and substance satisfactory to the representative containing statements and information of the type ordinarily included in accountants' "comfort letter" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus; and, at the Closing, the Representative shall also have received from Spear, Safer Harmon & Co. a letter, dated at the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to the previous clause, except that the specified date referred to shall be a date not more than three days prior to the Closing Date. At the Closing Date, the capital stock and surplus accounts of the Company shall be substantially the same as at the date of the last audited balance sheet included in the Registration Statement, without considering the proceeds from the sale of the Stock, other than as may be set forth in the Prospectus.

         8.08. Review By and Opinion of Underwriter's Counsel. The authorization of the Stock, the Warrants, the Warrant Stock, the Representative's Warrants, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to counsel to the Representative and the Co-Manager. The Representative and the Co-Manager shall have received an opinion dated as of the Closing Date from its counsel, substantially in the form of the opinion called for by Section 8.07(viii), qualified in such manner as the Representative may deem acceptable.


         8.09. Opinion of Counsel. The Company (which term shall include any subsidiaries of the Company) shall have furnished to the Representative the opinions, dated the Closing Date, addressed to the Representative, from Atlas, Pearlman, Trop & Borkson, P.A. and Abud, Vivanco & Vergara, counsels to the Company, to the effect that based upon a review by them of the Registration Statement, Prospectus, the Company's certificate of incorporation, bylaws, and relevant corporate proceedings, an examination of such statutes they deem necessary and such other investigation by such counsel as they deem necessary to express such opinion:

                  (i) Bio-Aqua Systems, Inc. has been duly incorporated and is a validly existing corporation in good standing under the laws of Florida, with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus.


                  (ii) The Company is duly qualified or registered as a foreign corporation in any applicable state or foreign jurisdiction cognizant that the Company's ownership of property and its conduct of business requires such qualification or registration and that the failure to so qualify would have a material adverse effect on its operations.


                  (iii) To its knowledge, Bio-Aqua Systems, Inc. has authorized an outstanding capital stock as set forth in the Registration Statement and Prospectus; the outstanding common stock of the Company, the Stock, and the Warrants conform in all material respects to the statements concerning them in the Registration Statement and Prospectus; the outstanding common stock of Bio-Aqua Systems, Inc. has been duly and validly issued and is fully-paid and nonassessable and to its knowledge contains no preemptive rights; the Stock has been, and the shares of Warrant Stock issuable upon exercise of the Warrants will be, duly and validly authorized and, upon issuance thereof and payment therefor in accordance with this Agreement and the Warrants, will be duly and validly issued, fully paid and nonassessable, and to its knowledge will not be subject to the preemptive rights of any shareholder of Bio-Aqua Systems, Inc.

                  (iv) The Warrants and Representative's Warrants have been duly and validly authorized and issued and are valid and binding instruments enforceable in accordance with their terms.


                  (v) To the Company's knowledge, a sufficient number of shares of Stock and Warrants have been duly reserved for issuance upon exercise of the Warrants and the Representative's Warrants.

                  (vi) No consents, approvals, authorizations or orders of agencies, officers or other (United States) regulatory authorities are known to such counsel which are necessary for the valid authorization, issue or sale of the Stock and Warrants hereunder, except as required under the Act or blue sky or state securities laws.

                  (vii) The issuance and sale of the Stock, the Warrants, Representative's Warrants and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions, or provisions of or constitute a default under the certificate of incorporation, or bylaws of Bio-Aqua Systems, Inc., or any note, indenture, mortgage, deed of trust, or other agreement or instrument known to such counsel to which the Company is a party or by which the Company or any of its property is bound or any existing law (provided this paragraph shall not relate to federal or state securities laws), order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal, or court domestic or foreign, having jurisdiction over the Company or its property.

                  (viii) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel after such counsel has conducted a reasonable investigation, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending ^by the Commission under the Act; and the Registration Statement and Prospectus, and each amendment and supplement thereto, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder, and nothing has come to such counsel's attention that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made (except that no opinion need be expressed as to financial statements and the notes thereto contained in the Registration Statement or Prospectus).

                  (ix) Such counsel is familiar with all contracts referred to in the Registration Statement or Prospectus and such contracts are sufficiently summarized or disclosed therein or filed as exhibits thereto as required, and such counsel ^does not know of any contracts required to be summarized or disclosed or filed, and such counsel ^does not know of any legal or governmental proceedings pending or threatened to which the

Company is the subject of such a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.


                  (x) This Agreement has been duly authorized and executed by the Company and is a valid and binding agreement of the Company.

         As to routine factual matters such as the issuance of stock certificates and receipt of payment therefor, the states and countries in which the Company transacts business, the adoption of resolutions reflected by the Company's minute book and the like, such counsel may rely on the certificate of an appropriate officer of the Company. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Underwriter or their Counsel shall reasonably request.

         8.10.01. Accountant's Letter. The Underwriter shall have received a letter addressed to it and dated the date of this Agreement and the Closing Date, respectively, from Spear, Safer, Harmon & Co. independent public accountants for the Company, stating that (i) with respect to the Company they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and the response to Item 509 of Regulation S-K as reflected by the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements examined by them of the Company at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus, comply in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form S-B2; (iii) on the basis of certain indicated procedures (but not an examination in accordance with generally accepted accounting principles), including examinations of the instruments of the Company set forth under "Capitalization" in the Prospectus, a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters regarding the specific items for which representations are requested below and a reading of the minute books of the Company, nothing has come to their attention which would cause them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five days prior to the date of such letter (a) there has been any change in the capital stock or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor from that shown on its audited balance sheets or in the debt of the Company from that shown or contemplated under "Capitalization" in the Registration Statement or Prospectus other than as set forth in or contemplated by the Registration Statement or Prospectus; (b) there have been any material decreases in net current assets or net assets as compared with amounts shown in the last audited balance sheet included in the Prospectus so as to make said financial statements misleading; and (c) on the basis of the indicated procedures and discussions referred to in clause (iii) above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that (1) the unaudited financial statements and schedules set forth in the Registration Statement and Prospectus do not present fairly the financial position and results of the Company, for the periods indicated, in conformity with the generally accepted accounting principles applied on a consistent basis with the audited financial statements, and (2) the dollar amounts, percentages and other financial information set forth in the Registration Statement and Prospectus under the captions "Prospectus Summary," "Risk Factors," "Dilution," "Capitalization," "Exchange Rates", "Remuneration," "Bridge Financing", "Business", "Principal Shareholders," and Certain Relationships and Related Transactions are not in agreement with the Company's general ledger, financial records or computations made by the Company therefrom.

         8.10.02. Conformed Copies of Accountant's Letter. The Representative shall be furnished without charge, in addition to the original signed copies, such number of signed or photostatic or conformed copies of such letters as the Representative shall reasonably request.

         8.11. Officer's Certificate. The Company shall have furnished to the Representative and to the Co-Manager its certificate by the Chief Executive Officer and the Chief Financial Officer, dated as of the Closing Date, to the effect that:


                  (i) The representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date, and the Company has complied in all material respects with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.


                  (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued and to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission.


                  (iii) The respective signers have each carefully examined the Registration Statement and Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto contain all statements required to be stated therein, and all statements contained therein are true and correct in all material respects, and neither the Registration Statement nor Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances when made not misleading and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or a supplemented Prospectus which has not been so set forth.

                  (iv) Except as set forth in the Registration Statement and Prospectus since the respective dates as of which the periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate, (A) there has not been any material adverse change, financial or otherwise, in the affairs or condition of the Company, and (B) the Company has not incurred any liabilities, direct or contingent, or entered into any transactions, otherwise than in the ordinary course of business.


                  (v) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, no dividends or distribution whatever have been declared and/or paid on or with respect to the common stock of the Company.


         8.12. Tender of Delivery of Stock. All of the Stock and Warrants being offered by the Company and the Warrants being purchased from the Company by the Representative shall be tendered for delivery in accordance with the terms and provisions of this Agreement.


         8.13. Blue-Sky Qualification. The Stock shall be qualified in such states as the Underwriters through their Representative may reasonably request pursuant to Section 5.04, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

         8.14. Approval of Representative's Counsel. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Representative and to the Co-Manager, whose approval shall not be unreasonably withheld. The suggested form of such documents shall be provided to the counsel for the Representative and to the Co-Manager, at least one business day before the Closing Date. The Representative's and to the Co-Manager's counsel will provide a written memorandum stating such closing documents which they deem necessary for their review. Such memorandum shall be delivered at least three business days before the Closing Date to counsel for the Company.

         8.15. Officers' Certificate As a Company Representative. Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative will be deemed a representation and warranty by the Company to the Representative as to the statements made therein.

                                    SECTION 9
                                   Termination


         9.01. Termination Because of Non-Compliance. This Agreement may be terminated by the Representative by notice to the Company in the event that there has been, since the time of execution of this Agreement or since the respective dates as of which the information is given in the Prospectus, any material adverse change in the financial condition, ^or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or if, the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled (including but not limited to those specified in Sections 2, 3, 4, 5, and 8 hereof) within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Representative in writing.


         9.02. Market Out Termination. This Agreement may be terminated by the Representative by notice to the Company at any time if payment for and delivery of the Stock and Warrants is rendered impracticable or inadvisable because (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange, or NASDAQ (including NASDAQ SmallCap) shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities, or (iii) there has occurred a material adverse change in the financial markets in the United States or elsewhere including, but not limited to: a war, new outbreak of hostilities or escalation thereof, or any other national calamity shall have occurred, or any development involving a crisis or change in political, financial, or economic conditions, the effect of which on the financial markets of the United States or overseas is such as it would be ^impracticable or inadvisable for the Representative to proceed or continue with this Agreement or with the public offering. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall subsequently be confirmed by letter.

         9.03. Company's Right to Terminate. In the event any action or proceeding of the type referred to in subparagraph 9.02 above shall be instituted or threatened against the Underwriters at any time prior to the effective date hereunder, the Underwriters fail to comply with subparagraphs
10.01 and 10.02, or in the event there shall be filed by or against the Company in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if it makes an assignment for the benefit of creditors, the Company shall have the right on three days' written notice to the Representative to terminate this Agreement without any liability to the Underwriters of any kind except for the payment of all expenses as provided herein.

         9.04. Effect of Termination Hereunder. Any termination of this Agreement pursuant to this Section 9 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto; except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in
Section 5.07 unless terminated under 9.03; and the Company and the Representative shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 6.01 in the case of the Company and Section 6.02 in the case of the Representative.

                                   SECTION 10
                  Underwriter's Representations and Warranties

         The Underwriters represent and warrant to and agree with the Company that:

         10.01. Registration as Broker-Dealer and Member of NASD. Each underwriter is registered as a broker-dealer with the Securities and Exchange Commission and is registered as a broker-dealer in all states in which it conducts business and is a member in good standing of the National Association of Securities Dealers, Inc.

         10.02. No Pending Proceedings. There is not now pending or threatened against the Underwriters any action or proceeding of which it has been advised, either in any court of competent jurisdiction, before the Securities and Exchange Commission or any state securities commission concerning its activities as a broker or dealer, nor have any of the Underwriters been named as a "cause" in any such action or proceeding.

                                   SECTION 11
                             Rights and Obligations

         11.01. Consultation With Representative. See Section 5.24. Consulting. In reference to the rights and obligations of the Representative provided in the Consulting Agreement, the Company shall not be required to consult with the Underwriter concerning any borrowings from banks and institutional lenders or concerning financing under any equipment leasing or similar arrangements.


         11.02. Exercise of Warrants. Upon the exercise of any Warrants after the Effective Date, the Company will pay the Representative, as principal and not in its representative capacity, a fee of four percent (4%) of the difference between the initial offering price and the aggregate exercise price of the Warrants if: (i) the market price of the Company's Stock is greater than the exercise price of the Warrants on the date of exercise; (ii) the exercise of the Warrants was solicited by a member of the NASD; (iii) the Warrants are not held in a discretionary account; (iv) the disclosure of compensation arrangements has been made in documents provided to customers, both as part of the original offering and at the time of the exercise; (v) the solicitation of the exercise of the Warrants was not in violation of Regulation M promulgated under the Exchange Act; and (vi) the solicitation of the exercise of the Warrants is in compliance with NASD Notice to Members 81-38. The warrant solicitation fee is to be received only by brokers designated in writing by the Company. The Company agrees not to solicit the exercise of any Warrants through brokers or dealers other than through the Representative and the Co-Manager provided that the Company shall not be required to pay the Representative and Co-Manager any solicitation fee as to any Warrants solicited solely by the Company without any action on the part of the Representative and the Co-Manager and provided the Company is permitted by applicable laws to so solicit the exercise of the Warrants. The Company will not authorize any other dealer to engage in such solicitation without the prior written consent of the Representative and the Co-Manager. The exercise of the Warrants other than through the Representative and the Co-Manager will be presumed to be unsolicited unless the customer has indicated in writing that the transaction was not unsolicited and has designated the broker/dealer which is to receive compensation for the exercise. The warrant solicitation fee to be paid upon the exercise of the warrants will not be paid before (12) twelve months after the effective date of the offering.

                                   SECTION 12
                                     Notice

         Except as otherwise expressly provided in this Agreement:

         12.01. Notice to the Company. Whenever notice is required by the provisions of this Underwriting Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:

                                   BIO-AQUA SYSTEMS, INC.
                                   1900 Glades Road, Suite 351
                                   Boca Raton, FL 33431
                                   Telephone: (561) 416-8930
                                   Attention:  David Mayer

                  With a copy to:

                                   Charles B. Pearlman, Esq.
                                   Brian Pearlman, Esq.
                                   Atlas, Pearlman, Trop & Borkson, P.A.
                                   200 East Las Olas Blvd., Suite 1900
                                   Fort Lauderdale, FL 33301
                                   Telephone: (954) 763-1200
                                   Telefax: (954) 766-7800

         12.02. Notice to the Underwriters. Whenever notice is required by the provisions of this Agreement to be given to the Underwriters, such notice shall be given in writing addressed to the Representative at the address set out at the beginning of this Agreement, with a copy to:

                                   Nutmeg Securities, Ltd.
                                   495 Post Road East
                                   Westport, CT 06880
                                   Attention: Dan Guilfoile

                                   Emerson Bennett & Associates, Inc.
                                   6261 Northwest 6th Way, Suite 207
                                   Fort Lauderdale, FL 33309
                                   Attention: Brentley Martin

                  With a copy to:


                                   Nancy Van Sant, Attorney
                                   Sacher, Zelman, ^Paul, Beiley & Van Sant P.A. 1401 Brickell, Suite 700
                                   Miami, FL 33133
                                   Telephone: (305) 371-8797
                                   Telefax: (305) 374-2605


                                   SECTION 13
                                  Miscellaneous

         13.01. Benefit. This Agreement is made solely for the benefit of the Underwriters, the Company, their respective officers and directors and any controlling person, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Stock or Warrants.

         13.02. Survival. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers as set forth in or made pursuant to this Agreement and the indemnity agreements of the Company and the Underwriters contained in Section 6 hereof shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or the Underwriters or any such officer or director thereof or any controlling person of the Company or of the Underwriters, (ii) delivery of or payment for the Stock, (iii) the Closing Date, and (iv) any successor of the Company and the Underwriters or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.

         13.03. Governing Law. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of Florida.

         13.04. Underwriters' Information. The statements with respect to the public offering of the Stock on the cover page of the Prospectus and under the caption "Underwriting"' in the Prospectus constitute the written information furnished by or on behalf of the Underwriters referred to in subsection 2.02 hereof, in subsection 6.01 hereof and subsection 6.02 hereof.

         13.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth our Agreement.

                                              Very truly yours,

                                              Bio-Aqua Systems, Inc.


                                              By:________________________

ATTEST:



________________________
Secretary


WE HEREBY CONFIRM AS OF THE DATE HEREOF THAT THE ABOVE LETTER SETS FORTH THE AGREEMENT BETWEEN THE COMPANY AND US.


                                              NUTMEG SECURITIES, LTD.


                                              By:________________________


                                              EMERSON BENNETT & ASSOCIATES, INC.


                                              By:________________________


                                              BIO-AQUA SYSTEMS, INC.


                                              By:________________________

                                                                        ANNEX A
                                                                        -------


                             NUTMEG SECURITIES, LTD.
                               495 Post Road East
                           Westport, Connecticut 06880

                              CONSULTING AGREEMENT
                              --------------------



                                                            _____________, 1999

Bio-Aqua Systems, Inc.
1900 Glades Road, Suite 351
Boca Raton, Florida 33431

Attention:        Mr. Max Rutman
                  Chairman of the Board, President and Chief Executive Officer

Dear Sirs:

         This will confirm the arrangements, terms and conditions pursuant to which Nutmeg Securities, Ltd. (the "Representative") and Emerson Bennett & Associates, Inc. (collectively the "Consultant") have been retained to serve as consultants and advisors to Bio-Aqua Systems, Inc., a Florida corporation (the "Company"), for the term set forth in Section 3 below. The undersigned hereby agree to the following terms and conditions:

         1. Engagement. The Company hereby retains the Consultant to perform consulting and advisory services, and the Consultant hereby accepts such retention and agrees to do and perform consulting and advisory services, upon the terms and conditions set forth herein.

         2. Duties of the Consultant.

                  (a) Consulting Services. The Consultant will provide such general financial consulting services and advice pertaining to the Company's business affairs (as further set forth below), as and when the Company may from time to time reasonably request upon reasonable notice. Without limiting the generality of the foregoing, the Consultant will assist the Company in developing, studying and evaluating financing and capital structure, mergers and acquisitions activity and corporate financing proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto.

                  (b) Financing. The Consultant will assist and represent the Company in obtaining both short and long-term financing, when so requested by the Company in the

Company's sole discretion. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties in connection therewith.

                  (c) Wall Street Liaison. The Consultant will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

         The services described in this Section 2 shall be rendered by the Consultant in consultation with the Company at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as the Consultant and the Company may reasonably determine.

         3. Term. The term of this Agreement shall commence on the date hereof and continue for a period of two years from the date hereof (the "Term").

         4. Compensation. As compensation in full for the Consultant's services hereunder during the Term, the Company shall pay to the Consultant $60,000 per annum, payable to the Representative, commencing on the effective date.

         5. Expenses. The Company shall pay and reimburse the Consultant for all reasonable out-of-pocket expenses incurred by the Consultant and approved in advance in writing by the Company in the performance of its services under this Agreement.

         6. Relationship. Nothing herein shall constitute the Consultant as an employee or agent of the Company. Except as might hereinafter be expressly agreed, the Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever. Nothing herein shall preclude the Company from enjoying the services of any other investment banking firm during the term of this Agreement or any entity providing similar services as the consultant.

         7. Confidentiality. Except in the course of the performance of its duties hereunder, and in such case, only upon express written consent of the Company, the Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known or is in the public domain.

         8. Finder's or Broker's Fees. The Company acknowledges and agrees that, with the written agreement and at the request of the Company, the Consultant may act as a finder or financial consultant in various business transactions in which the Company or any of its subsidiaries may be involved, such as mergers, acquisitions, joint ventures or investments and that the Consultant may be entitled to receive a finder's fee or brokerage commission or other rights, profits or payments in connection with such transactions provided, however, that the Company and the Consultant have entered into an agreement prior thereto regarding the services to be performed by and the fee to be paid to the Consultant.

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

         9. Permitted Activities. Nothing contained in this Agreement shall limit or restrict the right of the Consultant or of any officer, director, shareholder, employee, agent or representative of the Consultant to be a partner, owner, director, officer, employee, agent or representative of, or engage in, any other business, whether of a similar nature or not, or limit or restrict the right of the Consultant to render services of any kind to any other corporation, firm, individual or other entity. Nothing contained in this Agreement shall limit or restrict the right of the Company to retain the services of other investment bankers or financial consultants.

         10. Assignment and Termination. This Agreement shall not be assignable by any party except to a successor to all or substantially all of the business of either party without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

         11. Notices. All notices hereunder shall be in writing and shall be validly given, made or served if in writing and delivered in person or when received by facsimile transmission, or five days after being sent first class certified or registered mail, postage prepaid or one day after being sent by nationally recognized overnight courier to the party for whom intended at the addresses as set forth above or at such other address as may be provided.

         12. Governing Law; Submission to Jurisdiction. This agreement shall be interpreted, construed, governed and enforced according to the laws of the State of Florida without giving effect to the conflicts of law rules thereof. The Company and the Consultant hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Florida or of the United States of America in Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Consultant hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum and also hereby irrevocably waive any right or claim to trial by jury in connection with any such action, proceeding or claim.

         13. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

         14. Indemnification. As a consultant for the Company, the Consultant must at times rely upon the information supplied to the Consultant by the Company's officers, directors, agents and employees as to accuracy and completeness. Therefore, the Company agrees to indemnify, hold harmless and defend the Consultant, its directors, officers, employees and agents from and against any and all claims, actions, proceedings, losses, liabilities, costs and expenses (including without limitation, reasonable attorneys' fees) incurred by any of them in connection with or as a result of any inaccuracy, incompleteness or omission of information given to the Consultant in writing by the Company's officers, directors, agents or employees in connection with the rendering of services by the Consultant requested by the Company hereunder.

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

         15. Counterparts. This Agreement may be executed in one or more counterparts which, taken together, shall constitute one and the same instrument, and this Agreement shall become effective when one or more counterparts have been signed by each of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to account for more than one such counterpart.

                                             Very truly yours,

                                             NUTMEG SECURITIES, LTD.



                                             By:________________________________
                                                  Name:
                                                  Title:


                                             EMERSON BENNETT & ASSOCIATES, INC.


                                             By:________________________________
                                                  Name:
                                                  Title:

AGREED AND ACCEPTED:

BIO-AQUA SYSTEMS, INC.


By:_______________________________________
      Max Rutman
      Chairman of the Board, President and
      Chief Executive Officer



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